Exhibit 99.1

Spirit AeroSystems Announces Leadership Transition

Patrick M. Shanahan Appointed Interim President and Chief Executive Officer

Thomas C. Gentile III No Longer Serves as President, Chief Executive Officer and Director

Company to Release Third Quarter Financial Results November 1, 2023

WICHITA, Kan. – Oct. 2, 2023 – Spirit AeroSystems Holdings, Inc. (NYSE: SPR) (together with its subsidiary, Spirit AeroSystems, Inc., the “Company,” “Spirit” or “Spirit AeroSystems”) today announced that Patrick M. Shanahan, a member of the Company's Board of Directors (the “Board”), has been appointed interim President and Chief Executive Officer, effective immediately. Mr. Shanahan succeeds Thomas C. Gentile III as President and Chief Executive Officer. Mr. Gentile has resigned as a member of the Board, effective September 30, 2023. The Company’s Board will conduct a search to identify a new Chief Executive Officer.

“Spirit plays a vital role in the aerospace industry and is well-positioned to fulfill the growing demand in this important market,” said Robert D. Johnson, Chair of the Board. “Pat is a seasoned executive with nearly four decades of commercial and defense aerospace leadership and senior Department of Defense experience, and he has a valuable customer perspective. I am confident that his leadership will ensure a smooth transition for all of our stakeholders as we look to identify a new Chief Executive Officer.”

Mr. Johnson continued, “On behalf of the entire Board, I thank Tom for his contributions during the last seven years leading the Company through some of the most challenging times that the industry has faced. We wish him the best in his future endeavors.”

Mr. Shanahan’s career spans both commercial and military programs, including 31 years with The Boeing Company and service as Deputy Secretary of Defense and Acting Secretary of Defense. As the 33rd Deputy Secretary of Defense, Mr. Shanahan helped lead the development of key Department of Defense policies and strategies. Mr. Shanahan has served on the Spirit AeroSystems Board since November 2021.

“I believe Spirit possesses the assets, know-how and talent to satisfy the extraordinary aviation demand and mitigate global supply chain challenges,” said Mr. Shanahan. “I look forward to working closely with our stakeholders, the Board and the Spirit team to meet all of our customer commitments, build teamwork, stabilize operations and drive improved cash flow.”

“It has been my honor to lead Spirit, strengthen its capabilities, and grow its global enterprise,” said Mr. Gentile. “With positive market trends and opportunities ahead, I am as confident as ever in the team’s ability to effectively navigate a challenging macro environment and deliver on its commitments to our customers and shareholders.”

Mr. Gentile will serve as a consultant to the Company for a period of three months to ensure a smooth transition.

Third Quarter 2023 Financial Results

The Company also announced that it will release its third quarter 2023 financial results at 6:30 a.m. Central Daylight Time (CDT) on Wednesday, November 1, 2023.

Mr. Shanahan will be joined by Spirit's Senior Vice President and Chief Financial Officer Mark Suchinski on a conference call presentation about third quarter 2023 results at 10 a.m. CDT.

That presentation will be broadcast online and include a question-and-answer session. The Company's news release detailing the results will also be available. The live audio stream and slide presentation can be accessed November 1, 2023, at http://investor.spiritaero.com/.

About Patrick M. Shanahan

Patrick M. Shanahan served as the 33rd Deputy Secretary of Defense, where he helped lead the development of key Department of Defense policies and strategies. Mr. Shanahan served at The Boeing Company for more than three decades, including as Senior Vice President, Supply Chain and Operations, Senior Vice President, Commercial Airplane Programs, Vice President and General Manager of the 787 Dreamliner, Vice President and General Manager of Boeing Missile Defense Systems, and Vice President and General Manager of Boeing Rotorcraft Systems. Mr. Shanahan is a National Academy of Engineering Member, Royal Aeronautical Society Fellow, Society of Manufacturing Engineers Fellow and American Institute of Aeronautics and Astronautics Associate Fellow. He served as a regent at the University of Washington for over five years. Mr. Shanahan currently serves on the boards of Leidos Holdings, Inc. and CAE Inc. Shanahan holds a bachelor’s degree in mechanical engineering from the University of Washington, a master’s degree in mechanical engineering from the Massachusetts Institute of Technology (MIT), and an MBA from the MIT Sloan School of Management.

On the web: www.spiritaero.com

On X (formerly Twitter): @SpiritAero

Contacts:

Media:	Chuck Cadena
(316) 526-3910
chuck.cadena@spiritaero.com

Forrest Gossett

(316) 371-6751

forrest.s.gossett@spiritaero.com

Investor Relations:	(316) 523-7040

Ryan Avey

ryan.d.avey@spiritaero.com

About Spirit AeroSystems

Spirit AeroSystems is one of the world's largest manufacturers of aerostructures for commercial airplanes, defense platforms, and business/regional jets. With expertise in aluminum and advanced composite manufacturing solutions, the company's core products include fuselages, integrated wings and wing components, pylons, and nacelles. Also, Spirit serves the aftermarket for commercial and business/regional jets. Headquartered in Wichita, Kansas, Spirit has facilities in the U.S., U.K., France, Malaysia and Morocco. More information is available at www.spiritaero.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that may involve many risks and uncertainties. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "aim," "anticipate," "believe," "could," "continue," "estimate," "expect," "goal," "forecast," "intend," "may," "might," "objective," "outlook," "plan," "predict," "project," "should," "target," "will," "would," and other similar words, or phrases, or the negative thereof, unless the context requires otherwise. These forward-looking statements are based on the Company's current estimates, intentions, beliefs, expectations, goals, strategies, and projections for the future and are not guarantees of future performance. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. We caution investors not to place undue reliance on any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating our outlook include, without limitation, the continued fragility of the global aerospace supply chain; our ability to accurately estimate and manage performance, cost, and revenue under our contracts; our ability and our suppliers' ability or willingness to meet stringent delivery requirements; the impact of significant health events (including the COVID-19 pandemic) on our business and operations; the timing and conditions surrounding the full worldwide return to service (including receiving the remaining regulatory approvals) of the B737 MAX, future demand for the aircraft, and any residual impacts of the B737 MAX grounding on production rates for the aircraft; our reliance on Boeing for a significant portion of our revenues; our ability to execute our growth strategy, including our ability to complete and integrate acquisitions; the Company's dependence on its workforce, including its ability to employ sufficient numbers of qualified employees to effectively and efficiently maintain its operations; demand for our products and services; the effect of economic or geopolitical conditions in the industries and markets in which we operate in the U.S. and globally; our ability to manage our liquidity, borrow additional funds or refinance debt; and other factors disclosed in our filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022. These factors are not exhaustive and it is not possible for us to predict all factors that could cause actual results to differ materially from those reflected in our forward-looking statements. These factors speak only as of the date hereof, and new factors may emerge or changes to the foregoing factors may occur that could impact our business. Except to the extent required by law, we undertake no obligation to, and expressly disclaim any obligation to, publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.